Contact: David Reavis     (216) 429-5036 Exhibit 99.1

Memoranda of Understanding Lifted from TFS Financial Corporation.
New Stock Repurchase Program Announced

CLEVELAND - April 4, 2014 - TFS Financial Corporation (Nasdaq: TFSL), (the “Company”), the holding company for Third Federal Savings & Loan Association of Cleveland, received written notification on April 2, 2014 that the Federal Reserve Bank of Cleveland has terminated the Memoranda of Understanding (MOU) with TFS Financial Corporation and Third Federal Savings & Loan Association of Cleveland, MHC. The Memoranda were previously entered into with the Office of Thrift Supervision on February 7, 2011. The terminated MOUs covered enterprise risk management procedures and placed restrictions on the Company’s ability to pay a dividend or to repurchase its own stock.

The Company also announced that the Board of Directors of the Company approved the Company’s fifth stock repurchase program which authorizes the purchase of up to 5,000,000 shares of the Company’s outstanding common stock. The new repurchase program will begin no sooner than April 9, 2014. The Company is also investigating the regulatory steps required to reinstate a dividend, including soliciting a member vote for its mutual holding company to waive the receipt of future possible dividends.

“This is a day of sunshine and blue skies for Third Federal, our customers and our stockholders,” said Marc A. Stefanski, chairman and CEO of Third Federal. “This exciting news means we can resume our three-prong approach to providing greater value to our stockholders. We will be implementing a new stock buy-back plan, working on the requirements to reinstate a regular dividend, and continuing our efforts to grow Third Federal.

“Thanks to the dedication of our associates, the loyalty of our customers, and the patience of our stockholders, our future looks bright.”

The stock repurchase program may be carried out at the direction of management, subject to the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other legal requirements, and any further limitations that may be established by the Board of Directors. Repurchases may be made through open market purchases, block trades, and in negotiated private transactions. The stock may be repurchased on an ongoing basis and will be subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital and the Company's financial performance. The program may be suspended, terminated or modified at any time for any reason without prior notice. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

The Company will report its financial results for the second fiscal quarter ended March 31, 2014, on Thursday, April 24, 2014, after 4:00 p.m. Eastern Time.  The Company will also host a conference call on Friday, April 25, 2014 at 10:00 a.m. Eastern Time to discuss the Company’s second fiscal quarter results.  The conference call can be accessed at that time by dialing 866-952-1906, Conference ID TFSLQ214.  A telephone replay will be available beginning at 2:00 p.m. (ET) on April 25, 2014 by dialing 800-695-0974. The conference call will be simultaneously webcast on the Company’s website www.thirdfederal.com under the Investor Relations link under the “About Us” tab, and will be archived for 30 days after the event, beginning April 28, 2014.

Third Federal Savings and Loan Association is a leading provider of savings and mortgage products, and operates under the values of love, trust, respect, a commitment to excellence and fun. Founded in Cleveland in 1938 as a mutual association by Ben and Gerome Stefanski, Third Federal’s mission is to help people achieve the dream of home ownership and financial security. It became part of a public company in 2007 and celebrated its 75th anniversary in May, 2013. Third Federal, which lends in 17 states, is dedicated to serving consumers with competitive rates and outstanding service. Third Federal, an equal housing lender, has 21 full service branches in Northeast Ohio, eight lending offices in Central and Southern Ohio, and 17 full service branches throughout Florida. As of December 31, 2013, the Company’s assets totaled $11.4 billion.

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, the Company's plans regarding its stock repurchase program and dividends. These forward-looking statements involve risks and uncertainties that could cause the Company's results to differ materially from management's current expectations. The Company's risks and uncertainties are detailed in its filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2013. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. The Company undertakes no responsibility to publicly update or revise any forward-looking statement.